EXHIBIT 23-A

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Acceptance Corporation Employee Stock Purchase Plan on Form S-8 of our report dated July 21, 2000, appearing in the Annual Report on Form 10-K of Union Acceptance Corporation for the year ended June 30, 2000.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Indianapolis, Indiana

October 25, 2000